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                                                                   EXHIBIT 10.33

                                      NOTE

     FOR VALUE RECEIVED, the undersigned promise to pay to the order of REGAL OPERATING CORPORATION, the sum of TWENTY FOUR THOUSAND ($24,000.00), Dollars, with annual interest of 9% on any unpaid balance.

     This note shall be paid in 1 installment of $24,000.00 each with a first payment three years from date hereof, provided the entire principal balance and any accrued but unpaid interest shall be fully paid on or before August 1, 2002. This note may be prepaid without penalty. All payments shall be first applied to earned interest and the balance to principal.

     This note shall be due and payable upon demand of any holder hereof should any payment due hereunder not be made within 10 days of its due date. All parties to this note waive presentment, demand and protest, and all notices thereto. In the event of default, the undersigned agree to pay all costs of collection and reasonable attorneys' fees to the extent permitted by law. The undersigned shall be jointly and severally liable under this note.

     Signed this 1 day of August, 1999.


In the presence of:                                 P & A REMEDIATION, LLC.

   /s/ Laura Walker                                 by /s/ Richard C. Smith
-----------------------                                ------------------------
                                                       Maker  Manager


        SECURITY FOR NOTE IS OIL & GAS LEASEHOLD ESTATE ON THE GRACE BELL LEASE RRC 28023/4 IN ARCHER COUNTY, TEXAS. GRANTOR HEREBY GRANTS
                           SECURITY INTEREST IN SAME.